As filed with the Securities and Exchange Commission on November 14, 2003
Registration No. 333-_______________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

DIGITAL IMPACT, INC.

(Exact name of Registrant as specified in its charter)

177 Bovet Road, Suite 200
Delaware	San Mateo, California 94402	94-3286913
(State of Incorporation)	(Address of principal executive offices, including zip code)	(IRS Employer Identification Number)

DIGITAL IMPACT, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

William Park
President, Chief Executive Officer and Chairman of the Board of Directors
DIGITAL IMPACT, INC.
177 Bovet Road, Suite 200
San Mateo, California 94402
(650) 356-3400
(Name, address and telephone number of agent for service)

Copy to:
Selim Day, Esq.
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Title of Securities to be Registered	Registered (1)	Share (2)	Price	Registration Fee

Common Stock, $0.001 par value, to be issued under the 1999 Employee Stock Purchase Plan	657,673	$2.45	$1,611,299	$130.35
Total	657,673		$1,611,299	$130.35

(1)	This Registration Statement shall also cover any additional shares of Digital Impact, Inc.’s Common Stock which become issuable under the Digital Impact, Inc. 1999 Employee Stock Purchase Plan by reason of a stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in the increase in the number of the outstanding shares of Digital Impact, Inc.’s Common Stock.

(2)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the price of $2.88 per share, which was the average of the high and low price per share of the Common Stock as reported on the Nasdaq National Market on November 12, 2003 (the “Market Price”). The price per share for the 1999 Employee Stock Purchase Plan is 85% of the Market Price. The indicated number of shares to be registered represents additional shares issuable under the listed plans that are not covered by previous registration statements.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the “Note” to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Information Incorporated by Reference.

Digital Impact, Inc., (the “Registrant”), hereby incorporates by reference into this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2003.

(c) The Registrant’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2003.

(d) The Registrant’s Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (the “EXCHANGE ACT”), on October 22, 1999, and any amendment or report filed hereafter for the purpose of updating any such description; and

(e) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

Article VIII of the Registrant’s Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

Article VI of the Registrant’s Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit
Number

4.1(1)	1999 Employee Stock Purchase Plan
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Counsel (contained in Exhibit 5.1)
24.1	Power of Attorney (see signature page)

(1)	Incorporated by reference to Digital Impact’s Registration Statement on Form S-1 (File No. 333-87299), as amended, declared effective by the Securities and Exchange Commission on November 22, 1999.

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”), (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on November 14, 2003.

DIGITAL IMPACT, INC

By:	/s/ William Park

William Park
President, Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Park and David Oppenheimer, jointly and severally, his or her attorneys-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on November 14, 2003.

Signature	Title

/s/ William Park	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

William Park

/s/ David Oppenheimer	Senior Vice President, Finance, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

David Oppenheimer

/s/ Gerardo Capiel	Chief Technology Officer and Director

Gerardo Capiel

/s/ Ruthann Quindlen	Director

Ruthann Quindlen

/s/ Michael Brown	Director

Michael Brown

/s/ Edward J. Spiegel	Director

Edward J. Spiegel

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1 (1)	Digital Impact, Inc. 1999 Employee Stock Purchase Plan
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Counsel (contained in Exhibit 5.1)
24.1	Power of Attorney (see signature page)

(1)	Incorporated by reference to Digital Impact’s Registration Statement on Form S-1 (File No. 333-87299), as amended, declared effective by the Securities and Exchange Commission on November 22, 1999.